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                                                                    Exhibit 15






                                         July 15, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 10549
                                         Re:  Parker Drilling Company
                                         Registration on Form S-8 and Form S-3


We are aware that our report dated July 15, 1996, on our review of the interim financial information of Parker Drilling Company for the period ended May 31, 1996, and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8 (File No. 2-87944, 33-24155, 33-56698 and 33-57345) and Form S-3 (File No. 333-04779 and 333-07995). Pursuant
to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Section 7 and 11 of that Act.



                                         By:  /s/ Coopers & Lybrand L.L.P.
                                         ---------------------------------


                                         COOPERS & LYBRAND L.L.P.






















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